Exhibit 99.1

ProSight Global, Inc. Reports 2019 Fourth Quarter and Full Year Results

Fourth Quarter Net Income from Continuing Operations of $14.7 million, $0.33 per Diluted Share and Adjusted Operating Income  (1) of $16.0 million, $0.36 per Diluted Share.

MORRISTOWN, N.J., Feb. 24, 2020 /PRNewswire/ -- ProSight Global, Inc. (NYSE: PROS) (ProSight) today reported results for the fourth quarter of 2019.

Highlights for the three months ended December 31, 2019 include:

•Gross written premiums (“GWP”) for customer segments  (2) increased 19.1%, to $249.0 million for the fourth quarter of 2019,  as compared to the fourth quarter of 2018, with growth in GWP across all customer segments.    The growth in the fourth quarter of 2019 included $4.4 million of GWP from niches added during 2019.

•The combined ratio was 97.2% for the fourth quarter of 2019, compared to 95.1% for the fourth quarter of 2018.

•	There were no catastrophe losses for the fourth quarter of 2019, compared to $3.6 million of catastrophe losses (1.8 percentage points) for the fourth quarter of 2018.
•

The loss ratio was 61.9% for the fourth quarter of 2019, compared to 58.6% for the fourth quarter of 2018. The adjusted loss ratio (3) was 61.5% for the fourth quarter of 2019, compared to 58.6% for the fourth quarter of 2018.

•

The expense ratio was 35.3% for the fourth quarter of 2019, compared to 36.5% for the fourth quarter of 2018.  The adjusted expense ratio (3) was 35.7% for the fourth quarter of 2019, compared to 36.5% for the fourth quarter of 2018.

•Net investment income increased 37.1% to $17.4 million for the fourth quarter of 2019, compared to the fourth quarter of 2018.

•The annualized return on equity (“ROE”) was 11.0% for the fourth quarter of 2019 and the annualized adjusted operating return on equity  (4) (“adjusted operating ROE”) was 11.9% for the fourth quarter of 2019.

Highlights for the year ended December 31, 2019 include:

•Gross written premiums for customer segments (2) increased 16.7%, to $899.8 million for the full year 2019 compared to the full year 2018, with growth in GWP across all customer segments.  The growth in the year included $21.0 million of GWP from niches added during 2019.

•The combined ratio was 98.0% for the full year 2019 compared to 96.7% for the full year 2018.

•	There were $3.0 million of catastrophe losses (0.4 percentage points) for the full year 2019 compared to $3.6 million of catastrophe losses (0.5 percentage points) for the full year 2018.

•	The loss ratio was 62.0% for the full year 2019 compared to 59.5% for the full year 2018. The adjusted loss ratio (3) was 61.4% for full year 2019 compared to 59.6% for the full year 2018.
•	The expense ratio was 36.0% for the full year 2019 compared to 37.2% for the full year 2018. The adjusted expense ratio (3) was 36.6% for the full year 2019 compared to 37.0% for the full year 2018.

•Net investment income increased 23.1% to $68.9 million for the full year 2019 compared to the full year  2018.

•Fully diluted book value per share grew by 21.6% to $12.01, for the year ended December 31, 2019.

•The return on equity was 9.8% for the full year 2019, and the  adjusted operating return on equity  (4) was 12.4% for the full year 2019.

From ProSight CEO Larry Hannon:

“I would like to thank all of our employees who contributed to our exceptional fourth quarter and full-year results.  Coupled with the strong support of our distribution partners, the ProSight team delivered excellent financial results consistent with our high expectations, including strong net income from continuing operations, and record-level annual GWP and adjusted operating income.  Our success in 2019 is further evidence that our focus on specific niches and ability to deliver differentiated offerings that are valuable to our customers position us to deliver double-digit top line growth, ROE, and increases in book value over the long term.  As we enter 2020, I believe we are poised to build upon last year’s achievements and success.”

Results of Operations for the three months ended December 31, 2019

Net income from continuing operations was $14.7 million, or $0.33 per diluted share, for the fourth quarter of 2019 compared to $13.5 million, or $0.34 per diluted share, for the fourth quarter of 2018. Adjusted operating income (1) was $16.0 million, or $0.36 per diluted share, for the fourth quarter of 2019 compared to $15.7 million, or $0.40  per diluted share, for the fourth quarter of 2018.

GWP including Other (2), increased 12.7% for the fourth quarter of 2019 when compared to the fourth quarter of 2018. GWP (2) from customer segments was $249.0 million for the fourth quarter of 2019 compared to $209.1 million for the fourth quarter of 2018, an increase of 19.1%. The growth was largest within the Transportation,  Real Estate and Consumer Services customer segments.  Other GWP (2)  were  $0.9 million for the fourth quarter of 2019 compared to $12.7 million for the fourth quarter of 2018, the decrease driven by the exit from excess workers’ compensation.

Underwriting income  (1) was $5.7 million for the fourth quarter of 2019 compared to $9.5 million for the fourth quarter of 2018.  The combined ratio for the fourth quarter of 2019 was 97.2% compared to 95.1% for the fourth quarter of 2018.  The decrease in underwriting income (1) was due to changes in:

•The loss ratio was 61.9% for the fourth quarter of 2019 compared to 58.6% for the fourth quarter of 2018.    Excluding the effect of the whole account quota share reinsurance agreements  (the “WAQS”), the adjusted loss ratio (3) was 61.5% for the fourth quarter of 2019 compared to 58.6% for the fourth quarter of 2018.

The adjusted loss ratio (3) for the fourth quarter of 2019 included a current accident year loss ratio (excluding catastrophe losses) of 61.5% compared to a current accident year loss ratio (excluding catastrophe losses) of 57.3% in the fourth quarter of 2018.   There were no  catastrophe losses in the fourth quarter of 2019 compared to $3.6 million of catastrophe losses (1.8 percentage points) in the fourth quarter of 2018. The adjusted loss ratio (3) for the fourth quarter of 2019 included $0.1 million (0.0 percentage points) of favorable prior accident year loss development compared to $1.0 million (0.5 percentage points) of favorable prior accident year loss development in the fourth quarter of 2018.

•The expense ratio was 35.3% for the fourth quarter of 2019 compared to 36.5%  in the fourth quarter of 2018.   Excluding the effect of the WAQS, the adjusted expense ratio (3) was 35.7% for the fourth quarter of 2019 compared to 36.5% in the fourth quarter of 2018.  Excluding the WAQS, the policy acquisition expense ratio was 23.0% in the fourth quarter of 2019 compared to 23.6% in the fourth quarter of 2018 and general & administrative expense ratio was 12.7% in the fourth quarter of 2019 compared to 12.9% in the fourth quarter of 2018.

Net investment income increased by 37.1% to $17.4 million for the fourth quarter of 2019, from $12.7  million for the fourth quarter of 2018.    The increase in net investment income was driven by an increase in the size of the investment portfolio and improved performance of limited partnerships. The net annualized yield on average invested assets at book value was 3.3% for the fourth quarter of 2019 and 2.7% for the fourth quarter of 2018.  Realized investment gains, net, for the fourth quarter of 2019 were $0.3 million compared to realized investment losses, net, of $2.4 million for the fourth quarter of 2018.

Results of Operations for the year ended December 31, 2019

Net income from continuing operations was $45.5 million, or $1.10 per diluted share, for the full year 2019 compared to $53.7 million, or $1.36 per diluted share, for the full year 2018.  The decrease in net income resulted from an increase in other expenses of $16.2 million, primarily due to vesting of non-recurring grants of restricted stock units in connection with the initial public offering and costs related to the departure of our former CEO.    Adjusted operating income (1) was $57.6 million, or $1.39 per diluted share for the full year 2019 compared to $55.3 million, or $1.40 per diluted share, for the full year 2018.

GWP including Other (2), increased 8.1% for the full year 2019 when compared to the full year 2018. GWP (2) from customer segments was $899.8 million for the full year 2019 compared to $770.9 million for the full year 2018, an increase of 16.7%. The growth was largest within the Real Estate, Consumer Services and Transportation customer segments.  Other GWP (2) were $68.2 million for the full year 2019 compared to $124.2 million for the full year 2018, the decrease driven by the exit from excess workers’ compensation.

Underwriting income (1) was $16.4 million for the full year 2019 compared to $24.4 million for the full year 2018.  The combined ratio for the full year 2019 was 98.0% compared to 96.7% for the full year 2018.  The decrease in underwriting income (1) was due to changes in:

•The loss ratio was 62.0% for the full year 2019 compared to 59.5% for the full year 2018.  Excluding the effect of the WAQS, the adjusted loss ratio (3) was 61.4% for the full year 2019 compared to 59.6% for the full year 2018.

The adjusted loss ratio (3) for the full year 2019 included a current accident year loss ratio (excluding catastrophe losses) of 61.2% compared to a current accident year loss ratio (excluding catastrophe losses) of 59.8% for the full year 2018.  There were $3.0 million of catastrophe losses (0.4 percentage points) for the full year 2019 compared to $3.6 million of catastrophe losses (0.5 percentage points) in the full year 2018. The adjusted loss ratio (3) for the full year 2019 also included $1.6 million (0.2 percentage points) of favorable prior accident year loss development compared to $5.0 million (0.7 percentage points) of favorable prior accident year loss development in the full year 2018.

•The expense ratio was 36.0% for the full year 2019 compared to 37.2%  for the full year 2018.   Excluding the effect of the WAQS, the adjusted expense ratio (3) was 36.6% for the full year 2019 compared to 37.0%  for the full year 2018.  Excluding the WAQS, the policy acquisition expense ratio was 23.5%  for the full year 2019 compared to 23.6% for the full year 2018 and general & administrative expense ratio was 13.1%  for the full year 2019 compared to 13.4%  for the full year 2018.

Net investment income increased by 23.1% to $68.9 million for the full year 2019, from $56.0 million for the full year 2018.  The increase in net investment income was driven by an increase in the size of the investment portfolio and improved performance of limited partnerships.  Total invested assets at book value were $2.2 billion at December 31, 2019, growth of 20.3%, from $1.8  billion at December 31, 2018. The net yield on average invested assets at book value was 3.4% for the full year 2019 and 3.2% for the full year 2018.    Realized investment gains, net, for the full year 2019 were $0.8 million compared to realized investment losses, net, of $1.6 million for the full year 2018.

Total stockholders’ equity was $543.0 million as of December 31, 2019, compared to $389.8 million as of December 31, 2018.  Tangible stockholders’ equity  (5)  was $513.8 million as of December 31, 2019, compared $360.6 million as of December 31, 2018. The increases in total stockholders’ equity and tangible stockholders’ equity (5) were driven by an increase in other comprehensive income of $59.8 million, proceeds from common stock sold in the initial public offering of $50.8 million and net income of $38.9 million for the year ended December 31, 2019.  Fully diluted book value per share grew by 21.6% to $12.01 at December 31, 2019, compared to $9.88 at December 31, 2018. Fully diluted tangible book value per share (5)  increased by 24.4% to $11.37 at December 31, 2019, compared to $9.14 at December 31, 2018.

(1). Adjusted operating income and underwriting income are non-GAAP measures. See “Reconciliation of Non-GAAP Measures”.

(2). Total GWP for the fourth quarter of 2019 including Other were $249.9 million. Total GWP for the year ended December 31, 2019 including Other were $968.0 million. Other includes GWP from certain niches that are no longer part of our customer segments.  “Other” includes GWP from (i) primary and excess workers’ compensation coverage for exited Self-Insured Groups (ii) niches exited prior to 2018, many with a concentration in commercial auto, (iii) certain fronting arrangements in which all premium written is ceded to a third party, (iv) participation in industry pools, and (v) emerging new business.

(3). Adjusted loss ratio and adjusted expense ratio are non-GAAP financial measures. We define adjusted loss ratio and adjusted expense ratio as the corresponding ratio excluding the effects of the WAQS. We use these adjusted ratios as internal performance measures in the management of our operations because we believe they give our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Our adjusted loss ratio and adjusted expense ratio should not be viewed as substitutes for our loss ratio, expense ratio and combined ratio, respectively.

(4). Adjusted operating return on equity is a non-GAAP measure   Adjusted operating return on equity is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(5). Tangible stockholders’ equity and fully diluted tangible book value per share are non-GAAP measures. Tangible stockholders’ equity is total common stockholders’ equity excluding the value of goodwill and other intangible assets.  Fully diluted tangible book value per share is total common stockholders’ equity excluding value of goodwill and other intangible assets divided by the number of common shares outstanding, unvested restricted shares and vested not issued shares. See “Reconciliation of Non-GAAP Measures”.

Conference Call

As previously announced, on Tuesday, February 25, 2020 at 10:00 a.m. EST, ProSight senior management will host a conference call to discuss fourth quarter 2019 financial results. The call will be available via webcast at https://investors.prosightspecialty.com or by dialing (866) 497-6416 (within the United States) or (825) 312-2248 (international), using the passcode 2172418.  A replay of the call will be available at 1:00 p.m. on Tuesday, February 25, 2020, until 11:59 p.m. Tuesday,  March 3, 2020, and can be accessed by dialing (800) 585-8367 or (416) 621-4642, using the passcode 2172418. The webcast will be available one hour after the call concludes and will be archived on ProSight’s website for one year.

About ProSight

Founded in 2009 and headquartered in Morristown, New Jersey, ProSight Global, Inc. is an innovative property and casualty insurance company that designs unique insurance solutions to help customers improve their business and realize value from their insurance purchasing decision. The company focuses on select niche industries, deploying differentiated underwriting and claims expertise with the goal of enhancing each customer’s operating performance.  ProSight’s products are sold through a limited and select group of retail and wholesale distribution partners.  Each of ProSight’s regulated insurance company subsidiaries are rated “A-” (Excellent) by A.M. Best. ProSight’s shares trade on the New York Stock Exchange (“NYSE”) under the ticker symbol PROS.  To learn more about ProSight visit www.prosightspecialty.com.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements include statements relating to future developments in ProSight business or expectations for ProSight’s future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “should,” “seek,” “continue,” and other words and terms of similar meaning.  ProSight’s management believes that these forward-looking statements are reasonable as of the time made.  However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made.  Except as required by law, ProSight undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. ProSight cautions you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this release.  For a discussion of some of the risks and important factors that could affect ProSight’s future results and financial condition, see our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the risks and uncertainties included under the captions “Risk Factors” in ProSight’s Annual Report on Form 10-K for the period ended December 31, 2019 filed on February 24, 2020.  References to “we,” “us,” “our,” the “Company” and “ProSight”, refer to ProSight Global, Inc. and its consolidated subsidiaries.

Reorganization

ProSight was incorporated in Delaware in 2010.  Prior to July 25, 2019, ProSight was a wholly-owned subsidiary of ProSight Global Holdings Limited (“PGHL”), a Bermuda holding company.  Effective July 25, 2019, PGHL merged with and into ProSight, with ProSight surviving the merger. As a result of the merger, all shares of PGHL then outstanding were converted into the right to receive, without interest, 6.46 shares of ProSight for each share of PGHL.  The historical share and per share figures contained in this release relating to periods prior to and including June 30, 2019 have been restated to give effect to this conversion, including reclassifying an amount equal to the change in value of common stock to additional paid-in capital, as of the stated period or date.  Further details regarding this merger and related reorganization transactions are included in ProSight’s Annual Report on Form 10-K  for the period ended December 31, 2019 filed on February 24, 2020.

Non-GAAP Financial Measures

In presenting ProSight Global, Inc.’s results, management has included financial measures that are not calculated under standards or rules that comprise of U.S. generally accepted accounting principles (“GAAP”). Such measures, including underwriting income,  adjusted operating income,  adjusted operating return on equity, adjusted loss excluding WAQS, adjusted expense ratio excluding WAQS, adjusted combined ratio excluding WAQS and tangible stockholders’ equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP.  Reconciliations of these non-GAAP financial measures to the most comparable GAAP figures are included at the end of this press release.

Media:	Institutional Investors:
Joe Hathaway	Dean Evans
JHathaway@prosightspecialty.com	DEvans@prosightspecialty.com
973.532.1706	973.532.1440

PROSIGHT GLOBAL, INC.

CONSOLIDATED BALANCE SHEETS

($  in thousands, except per share amounts)

	December 31	December 31
	2019	2018
Assets
Investments:
Fixed income securities, available-for-sale at fair value (amortized cost $1,999,403 in 2019 and $1,729,755 in 2018)	$2,040,682	$1,693,382
Commercial levered loans at amortized cost (fair value $13,950 in 2019 and $15,858 in 2018)	14,069	16,915
Limited partnerships and limited liability companies at fair value (cost $62,226 in 2019 and $51,903 in 2018)	66,660	53,432
Short-term investments	43,873	36,661
Total investments	2,165,284	1,800,390

Cash and cash equivalents	17,284	22,279
Restricted cash	10,213	7,621
Accrued investment income	13,610	12,279
Premiums and other receivables, net	190,004	200,347
Receivable from reinsurers on paid losses	3,481	12,428
Reinsurance receivables on unpaid losses	193,952	185,295
Deferred policy acquisition costs	98,812	93,613
Prepaid reinsurance premiums	42,861	44,626
Net deferred income taxes	4,803	33,239
Goodwill and net intangible assets	29,189	29,219
Fixed assets and capitalized software, net	37,167	39,001
Funds withheld related to sale of affiliate	19,453	19,397
Other assets	29,537	57,653
Assets of discontinued operations	21,584	19,719
Total assets	$2,877,234	$2,577,106

Liabilities
Reserve for unpaid losses and loss adjustment expenses	$1,521,648	$1,396,812
Reserve for unearned premiums	483,223	435,933
Ceded reinsurance payable	17,768	13,281
Notes payable, net of debt issuance costs	164,693	182,355
Funds held under reinsurance agreements	58,855	63,165
Other liabilities	56,438	73,474
Liabilities of discontinued operations	31,578	22,256
Total liabilities	2,334,203	2,187,276

Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 43,071,186 and 38,864,289 shares issued, 43,058,266 and 38,851,369 shares outstanding in 2019 and 2018, respectively	431	389
Paid-in capital	661,761	607,260
Accumulated other comprehensive income (loss)	37,453	(22,315)
Retained deficit	(156,414)	(195,304)
Treasury shares - at cost (12,920 shares)	(200)	(200)
Total stockholders’ equity	543,031	389,830
Total liabilities and stockholders’ equity	$2,877,234	$2,577,106

PROSIGHT GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($  in thousands)

	(Unaudited)
	Three Months Ended December 31		Years Ended December 31
	2019	2018	2019	2018

Gross written premiums	$249,945	$221,841	$968,011	$895,112

Revenues:
Net earned premiums	207,311	193,098	807,854	730,785
Net investment income	17,367	12,670	68,897	55,971
Realized investment gains (losses), net	275	(2,362)	770	(1,557)
Other income	152	169	538	673
Total revenues	225,105	203,575	878,059	785,872

Expenses:
Net losses and loss adjustment expenses incurred	128,381	113,067	501,025	434,830
Policy acquisition expenses	46,712	45,610	184,771	171,429
General and administrative expenses	26,497	24,965	105,686	100,118
Interest expense	3,070	3,170	12,795	12,377
Other expense	1,819	—	16,151	—
Total expenses	206,479	186,812	820,428	718,754

Income from continuing operations before income taxes	18,626	16,763	57,631	67,118

Income tax provision:
Current	(554)	(633)	(185)	(853)
Deferred	4,438	3,932	12,322	14,242
Total income tax expense	3,884	3,299	12,137	13,389

Net income from continuing operations	14,742	13,464	45,494	53,729
Discontinued operations:
Net (loss) income from discontinued operations	(6,222)	656	(6,604)	814
Net income	$8,520	$14,120	$38,890	$54,543

Return on equity (1)	11.0%	13.9%	9.8%	14.0%

Adjusted operating income (2)	$15,953	$15,657	$57,636	$55,286

Adjusted operating return on equity (3)	11.9%	16.2%	12.4%	14.4%

(1). Return on equity is net income from continuing operations expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(2). Adjusted operating income is a non-GAAP measure. See “Reconciliation of Non-GAAP Measures”.

(3). Adjusted operating return on equity is a non-GAAP measure.   Adjusted operating return on equity is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

PROSIGHT GLOBAL, INC.

FACTORS AFFECTING THE RESULTS OF OPERATIONS (WAQS) (UNAUDITED)

($ in thousands)

	Three Months Ended December 31, 2019						Three Months Ended December 31, 2018
	Including		Effect of		Excluding		Including		Effect of	Excluding
	WAQS		WAQS		WAQS		WAQS		WAQS	WAQS
Gross written premiums		$249,945		$—		$249,945		$221,841	$—		$221,841
Ceded written premiums		(27,749)		—		(27,749)		(25,670)	(9,888)		(15,782)
Net written premiums		$222,196		$—		$222,196		$196,171	$(9,888)		$206,059
Net retention(1)		88.9%		—		88.9%		88.4%	—		92.9%
Net earned premiums		$207,311		$—		$207,311		$193,098	$40		$193,058
Losses and LAE(4)		128,381		907		127,474		113,067	(92)		113,159
Underwriting, acquisition and insurance expenses		73,209		(906)		74,115		70,575	128		70,447
Underwriting income (loss)(2)		$5,721		$(1)		$5,722		$9,456	$4		$9,452
Loss and LAE ratio		61.9%		—		—		58.6%	—		—
Expense ratio		35.3%		—		—		36.5%	—		—
Combined ratio		97.2%		—		—		95.1%	—		—
Adjusted loss and LAE ratio(3)		—		—		61.5%		—	—		58.6%
Adjusted expense ratio(3)		—		—		35.7%		—	—		36.5%
Adjusted combined ratio(3)		—		—		97.2%		—	—		95.1%

Effect of prior year development unfavorable(favorable) (4)	S	787	S	907	S	(120)	S	(970)	$—	S	(970)

	Years Ended December 31, 2019						Years Ended December 31, 2018
	Including		Effect of		Excluding		Including		Effect of	Excluding
	WAQS		WAQS		WAQS		WAQS		WAQS	WAQS
Gross written premiums		$968,011		$—		$968,011		$895,112	$—		$895,112
Ceded written premiums		(115,871)		3		(115,874)		(45,038)	58,857		(103,895)
Net written premiums		$852,140		$3		$852,137		$850,074	$58,857		$791,217
Net retention(1)		88.0%		—		88.0%		95.0%	—		88.4%
Net earned premiums		$807,854		$3		$807,851		$730,785	$(14,560)		$745,345
Losses and LAE(4)		501,025		4,746		496,279		434,830	(9,514)		444,344
Underwriting, acquisition and insurance expenses		290,457		(4,743)		295,200		271,547	(3,955)		275,502
Underwriting income (loss)(2)		$16,372		$—		$16,372		$24,409	$(1,091)		$25,499
Loss and LAE ratio		62.0%		—		—		59.5%	65.3%		—
Expense ratio		36.0%		—		—		37.2%	27.2%		—
Combined ratio		98.0%		—		—		96.7%	92.5%		—
Adjusted loss and LAE ratio(3)		—		—		61.4%		—	—		59.6%
Adjusted expense ratio(3)		—		—		36.6%		—	—		37.0%
Adjusted combined ratio(3)		—		—		98.0%		—	—		96.6%

Effect of prior year development unfavorable(favorable) (4)	S	3,154	S	4,746	S	(1,592)	S	(5,017)	$—	S	(5,017)

(1). Net retention is a non-GAAP measure. We define net retention as the ratio of net written premiums to gross written premiums.

(2). Underwriting income is a non-GAAP measure.  See “Reconciliation of Non-GAAP Financial Measures”.

(3). Adjusted loss ratio and adjusted expense ratio are non-GAAP financial measures. We define adjusted loss ratio and adjusted expense ratio as the corresponding ratio  excluding the effects of the WAQS. We use these adjusted ratios as internal performance measures in the management of our operations because we believe they give our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Our adjusted loss and LAE ratio, adjusted expense ratio and adjusted combined ratio should not be viewed as substitutes for our loss and LAE ratio, expense ratio and combined ratio, respectively

(4) The effect of prior year development is included within losses and LAE.

PROSIGHT GLOBAL, INC.

SUPPLEMENTARY UNDERWRITING INFORMATION (EXCLUDING WAQS) (UNAUDITED)

($ in thousands)

	Three Months Ended December 31		Years Ended December 31
	2019	2018	2019	2018

Gross written premiums	$249,945	$221,841	$968,011	$895,112
Net written premiums	222,196	206,059	852,137	791,217
Net earned premiums	207,311	193,058	807,851	745,345

Net losses and LAE	127,474	113,159	496,279	444,344
Catastrophe loss and LAE	—	3,560	3,000	3,560
Favorable prior period reserve development	(120)	(970)	(1,592)	(5,017)
Underwriting, acquisition, and insurance expenses	74,115	70,447	295,200	275,502
Policy acquisition expenses	47,618	45,482	189,514	175,384
General and administrative expenses	26,497	24,965	105,686	100,118

Underwriting income	$5,722	$9,452	$16,372	$25,499

Adjusted underwriting ratios

Ex-cat current accident year loss and LAE ratio	61.5%	57.3%	61.2%	59.8%
Catastrophe loss and LAE ratio	-%	1.8%	0.4%	0.5%
Favorable prior period reserve development ratio	-%	(0.5)%	(0.2)%	(0.7)%
Adjusted loss and LAE ratio	61.5%	58.6%	61.4%	59.6%

Policy acquisition expense ratio	23.0%	23.6%	23.5%	23.6%
General and administrative expense ratio	12.7%	12.9%	13.1%	13.4%
Adjusted expense ratio	35.7%	36.5%	36.6%	37.0%

Adjusted combined ratio	97.2%	95.1%	98.0%	96.6%

PROSIGHT GLOBAL, INC.

SUPPLEMENTARY UNDERWRITING INFORMATION (UNAUDITED)

($ in thousands)

	Three Months Ended December 31		Years Ended December 31
	2019	2018	2019	2018

Gross written premiums	$249,945	$221,841	$968,011	$895,112
Net written premiums	222,196	196,171	852,140	850,074
Net earned premiums	207,311	193,098	807,854	730,785

Net losses and LAE	128,381	113,067	501,025	434,830
Catastrophe loss and LAE	—	3,560	3,000	3,560
Unfavorable(favorable) prior period reserve development	787	(970)	3,154	(5,017)
Underwriting, acquisition, and insurance expenses	73,209	70,575	290,457	271,547
Policy acquisition expenses	46,712	45,610	184,771	171,429
General and administrative expenses	26,497	24,965	105,686	100,118

Underwriting income	$5,721	$9,456	$16,372	$24,409

Underwriting ratios

Ex-Cat current accident year loss and LAE ratio	61.5%	57.2%	61.2%	59.7%
Catastrophe loss and LAE ratio	-%	1.8%	0.4%	0.5%
Unfavorable(favorable) prior period reserve development ratio	0.4%	(0.5)%	0.4%	(0.7)%
Loss and LAE ratio	61.9%	58.6%	62.0%	59.5%

Policy acquisition expense ratio	22.5%	23.6%	22.9%	23.5%
General and administrative expense ratio	12.8%	12.9%	13.1%	13.7%
Expense ratio	35.3%	36.5%	36.0%	37.2%

Combined ratio	97.2%	95.1%	98.0%	96.7%

PROSIGHT GLOBAL, INC.

SHARE AND PER SHARE INFORMATION (UNAUDITED)

	(Unaudited)
	December 31	December 31
	2019	2018
Shares outstanding	43,058,266	38,851,369
Fully diluted shares outstanding	45,196,716	39,454,929

Book value per share(1)	$12.61	$10.03
Book value per share (fully diluted)(1)	$12.01	$9.88
Tangible book value per share(1)	$11.93	$9.28
Tangible book value per share (fully diluted)(1)	$11.37	$9.14

(share amounts in thousands)	Three Months Ended December 31		Years Ended December 31
	2019	2018	2019	2018
Weighted average basic shares outstanding	43,978	38,785	41,095	38,753
Weighted average diluted shares outstanding	44,340	39,447	41,523	39,441

Earnings per share - basic:
Net income from continuing operations	$0.34	$0.35	$1.11	$1.39
Adjusted operating income(2)	$0.36	$0.40	$1.40	$1.43

Earnings per share - diluted:
Net income from continuing operations	$0.33	$0.34	$1.10	$1.36
Adjusted operating income(2)	$0.36	$0.40	$1.39	$1.40

Adjusted operating return on equity (ROE)(3)	11.9%	16.2%	12.4%	14.4%
Adjusted operating return on tangible equity (ROTE)(3)	12.6%	17.5%	13.2%	15.6%

(1). Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding value of goodwill and other intangible assets divided by the number of common shares outstanding.  Fully diluted book value per share is total common stockholders’ equity divided by the number of common shares outstanding, unvested restricted shares and vested not issued shares.    Fully diluted tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding,  unvested restricted shares, and vested not issued shares.

(2). Adjusted operating income is a non-GAAP measure. See “Reconciliation of Non-GAAP Financial Measures”.

(3). Adjusted operating return on equity (a non-GAAP measure) is the annualized value of adjusted operating income divided by average total stockholders’ equity for the two most recent sequential periods.  Adjusted operating return on tangible equity is the annualized value of adjusted operating income divided by average total stockholders’ equity excluding goodwill and other intangible assets for the two most recent sequential periods.

PROSIGHT GLOBAL, INC.

GROSS WRITTEN PREMIUM BY CUSTOMER SEGMENT (UNAUDITED)

($  in millions)

	Three Months Ended December 31			Years Ended December 31
	2019	2018	% Change	2019	2018	% Change
Construction	$34.9	$30.0	16.3	$117.9	$101.9	15.7
Consumer Services	32.8	26.9	21.9	133.7	107.1	24.8
Marine and Energy	22.8	21.1	8.1	94.1	83.0	13.4
Media and Entertainment	34.2	32.1	6.5	124.9	119.9	4.2
Professional Services	33.6	28.3	18.7	119.3	110.5	8.0
Real Estate	50.7	41.1	23.4	167.6	132.7	26.3
Sports	7.2	5.0	44.0	30.1	23.6	27.5
Transportation	32.8	24.6	33.3	112.2	92.2	21.7
Customer segments subtotal	249.0	209.1	19.1	899.8	770.9	16.7
Other	0.9	12.7	(92.9)	68.2	124.2	(45.1)
Total	$249.9	$221.8	12.7	$968.0	$895.1	8.1

Reconciliation of Non-GAAP Financial Measures

Underwriting income is a non-GAAP financial measure that we believe is useful in evaluating our underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of our insurance operations and is derived by subtracting losses and LAE, and underwriting, acquisition and insurance expenses from net earned premiums. We use underwriting income as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our results of operations and our underlying business performance. Underwriting income should not be considered in isolation or viewed as a substitute for net income calculated in accordance with GAAP. Other companies may calculate underwriting income differently.

Net income for the three months and years ended December 31, 2019 and 2018 reconciles to underwriting income as follows:

	Three Months Ended December 31		Years Ended December 31
($ in thousands)	2019	2018	2019	2018
Net income from continuing operations	$14,742	$13,464	$45,494	$53,729
Income tax expense	3,884	3,299	12,137	13,389
Income from continuing operations before taxes	18,626	16,763	57,631	67,118

Net investment income	17,367	12,670	68,897	55,971
Realized investment gains (losses), net	275	(2,362)	770	(1,557)
Interest and other expense, net	4,737	3,001	28,408	11,704
Underwriting income	$5,721	$9,456	$16,372	$24,409

Adjusted operating income is a non-GAAP financial measure that we use as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and underlying business performance, by excluding items that are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future. Adjusted operating income should not be considered in isolation or viewed as a substitute for our net income calculated in accordance with GAAP. Other companies may calculate adjusted operating income differently.

Net income for the three months and years ended December 31, 2019 and 2018 reconciles to adjusted operating income as follows:

	Three Months Ended December 31		Years Ended December 31
($ in thousands)	2019	2018	2019	2018
Net income from continuing operations	$14,742	$13,464	$45,494	$53,729
Income tax expense	3,884	3,299	12,137	13,389
Income from continuing operations before taxes	18,626	16,763	57,631	67,118

Other expense (1)	1,819	—	16,151	—
Realized investment (gains)	(275)	2,362	(770)	1,557
Adjusted operating income before taxes	20,170	19,125	73,012	68,675
Less: income tax expense on adjusted operating income	4,217	3,468	15,376	13,389
Adjusted operating income	$15,953	$15,657	$57,636	$55,286

(1)

Other expense within the adjusted operating income includes non-recurring grants of restricted stock units in connection with the initial public offering and costs associated with the transition of our former Chief Executive Officer.

Tangible stockholders’ equity is a non-GAAP financial measure. We define tangible stockholders’ equity as stockholders’ equity less goodwill and net intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and it should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

Stockholders’ equity at December 31, 2019 and 2018 reconciles to tangible stockholders’ equity as follows:

	December 31, 2019	December 31, 2018
($ in thousands)
Stockholders’ equity	$543,031	$389,830
Less: goodwill and net intangible assets	29,189	29,219
Tangible stockholders’ equity	$513,842	$360,611
Book value per share	$12.61	$10.03
Book value per share (fully diluted)	$12.01	$9.88
Tangible book value per share	$11.93	$9.28
Tangible book value per share (fully diluted)	$11.37	$9.14